Exhibit (g)(iv)

Natixis Investment Managers

888 Boylston Street, Suite 800

Boston, MA 02199-8197

June 22, 2026

State Street Bank and Trust Company

One Congress Street

Boston, MA 02114-2016

Attention: Doug Minasian

Re: Natixis ETF Trust (the “Fund”)—Natixis Loomis Sayles Dynamic Core Plus ETF & Natixis Loomis Sayles Total Return Bond ETF (the “Additional Series”)

Ladies and Gentlemen:

As previously advised in that certain amendment dated as of October 14, 2016 (the “2016 Amendment”), the undersigned Fund has been incorporated and registered as a management investment company under the Investment Company Act of 1940, as amended.

In accordance with Section 18.6, the Additional Funds provision, of the Master Custodian Agreement dated as of September 1, 2005, as amended, supplemented and modified from time to time (the “Custody Agreement”), by and among each registered management investment company party thereto and State Street Bank and Trust Company, pursuant to the 2016 Amendment, and effective as of the effective date of the 2016 Amendment, your bank commenced acting as Custodian for the Fund under the terms of the Custody Agreement. Now, in accordance with Section 18.7, the Additional Portfolios provision, of the Custody Agreement, the undersigned Fund hereby requests that your bank act as custodian for the Additional Series indicated below. In connection with such request, the undersigned Fund hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 18.4 of the Custody Agreement. Appendix A and Appendix B of the Custody Agreement are hereby amended in their entirety and replaced with Appendix A and Appendix B hereto.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

Natixis ETF Trust, on behalf of its series
Natixis Loomis Sayles Dynamic Core Plus ETF
Natixis Loomis Sayles Total Return Bond ETF

By:	/s/ Matthew J. Block
Name: Matthew J. Block
Title: Treasurer and Principal Financial and
Accounting Officer

Agreed and Accepted:

By:	/s/ Jacqueline Carr
Name: Jacqueline Carr
Title: Managing Director
Effective Date: June 22, 2026

APPENDIX A

MANAGEMENT INVESTMENT COMPANTES REGISTERED WITH THE SEC

AND PORTFOLIOS THEREOF, IF ANY

GATEWAY TRUST, on behalf of:

Gateway Equity Call Premium Fund

Gateway Fund

LOOMIS SAYLES CREDIT INCOME OPPORTUNITIES FUND, on behalf of:

Loomis Sayles Credit Income Opportunities Fund

LOOMIS SAYLES FUNDS I, on behalf of:

Loomis Sayles Fixed Income Fund

Loomis Sayles Global Bond Fund

Loomis Sayles High Income Opportunities Fund

Loomis Sayles Income Fund

Loomis Sayles Inflation Protected Securities Fund

Loomis Sayles Institutional High Income Fund

Loomis Sayles Intermediate Duration Bond Fund

Loomis Sayles Investment Grade Fixed Income Fund

Loomis Sayles Securitized Asset Fund

Loomis Sayles Small Cap Value Fund

LOOMIS SAYLES FUNDS II, on behalf of:

Loomis Sayles Global Allocation Fund

Loomis Sayles Growth Fund

Loomis Sayles High Income Fund

Loomis Sayles International Growth Fund

Loomis Sayles Investment Grade Bond Fund

Loomis Sayles Limited Term Government and Agency Fund

Loomis Sayles Small Cap Growth Fund

Loomis Sayles Small/Mid Cap Growth Fund

Loomis Sayles Strategic Income Fund

NATIXIS ETF TRUST, on behalf of:

Natixis Gateway Quality Income ETF

Natixis Loomis Sayles Dynamic Core Plus ETF

Natixis Loomis Sayles Total Return Bond ETF

NATIXIS ETF TRUST II, on behalf of:

Natixis Vaughan Nelson Select ETF

Natixis Loomis Sayles Focused Growth ETF

NATIXIS FUNDS TRUST I, on behalf of:

Loomis Sayles Core Plus Bond Fund

Mirova Global Megatrends Fund

Natixis Oakmark International Fund

Natixis U.S. Equity Opportunities Fund

Vaughan Nelson Small Cap Fund

NATIXIS FUNDS TRUST II, on behalf of:

Loomis Sayles Global Growth Fund

Loomis Sayles Senior Floating Rate and Fixed Income Fund

Loomis Sayles Strategic Alpha Fund

Natixis Oakmark Fund

Vaughan Nelson Select Fund

Vaughan Nelson Mid Cap Fund

NATIXIS FUNDS TRUST IV, on behalf of:

AEW Global Focused Real Estate Fund

APPENDIX B

ETF FUNDS AND PORTFOLIOS THEREOF, IF ANY

NATIXIS ETF TRUST, on behalf of:

Natixis Gateway Quality Income ETF

Natixis Loomis Sayles Dynamic Core Plus ETF

Natixis Loomis Sayles Total Return Bond ETF

NATIXIS ETF TRUST II, on behalf of:

Natixis Vaughan Nelson Select ETF

Natixis Loomis Sayles Focused Growth ETF